Exhibit 23.3

CONSENT

To:          Ivanhoe Electric Inc. (the “Company”)

Re:          Annual Report on Form 10-K for the fiscal year ended December 31, 2022, Registration Statement on Form S-8 (File No. 333-269490) and Registration Statement on Form S-8 (File No. 333-266227) of the Company.

Met Engineering LLC, is one of the authoring firms of the report titled “Technical Report Summary on the Santa Cruz Project, Arizona, USA” dated February 14, 2023, effective date December 31, 2022, regarding the mining property known as the Santa Cruz Project (the “Project”) which was prepared in accordance the Securities and Exchange Commission (“SEC”) S-K regulations (Title 17, Part 229, Items 601 and 1300 until 1305) for Ivanhoe Electric Inc. (the “Expert Report”).

Met Engineering LLC understands that the Company wishes to make reference to its name and the Expert Report in its Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and any amendments or supplements and/or exhibits thereto (collectively, the “Form 10-K”). Met Engineering LLC further understands that the Company wishes to use extracts and/or information from, the Expert Report related to the Project in the Form 10-K and to file the Expert Report as an exhibit to the Form 10-K. Met Engineering LLC further understands that the above items as included in the Form 10-K will be incorporated by reference in its Registration Statement on Form S-8 (File No. 333-269490) and its Registration Statement on Form S-8 (File No. 333-266227) (together, the “Registration Statements”). Met Engineering LLC has been provided with a copy of the Form 10-K, and has reviewed the proposed disclosure identified above.

Accordingly, in respect of the Form 10-K and Registration Statements, Met Engineering LLC does hereby consent to:

•	the use of, and references to, its name in the Form 10-K;

•	the use of, and references to, the Expert Report in the Form 10-K; and

•	the filing of the Expert Report as an exhibit to the Form 10-K and the use of, in the Form 10-K, extracts and information from the Expert Report, or portions thereof.

     Met Engineering LLC also consents to the incorporation by reference in the Registration Statements of the above items as included in the Form 10-K.

Met Engineering LLC confirms that where its work involved a mineral resource or mineral reserve estimate, such estimates comply with the requirements for mineral resource and mineral reserve estimation under Subpart 1300 of Regulation S-K promulgated by the SEC.

Date: March 14, 2023
	By:	/s/ James J. Moore
	Name:	James J. Moore
	Title:	P.Eng.